Exhibit 99.1

Tesla Motors Reports Second Quarter Results

Strong Sequential Revenue Growth

Gross Margin Continues to Improve

Highest Roadster Orders since Q3 2008

Model S Development on Track for 2012 Launch

Deepening Relationships with Daimler and Toyota

PALO ALTO, Calif., August 4, 2010 – Tesla Motors, Inc. (Nasdaq: TSLA) today announced its preliminary unaudited financial results for the quarter ended June 30, 2010. Revenues for the second quarter of 2010 were $28.4 million, a 36% increase from the $20.8 million reported in the prior quarter. Gross margin improved to 22%, up from 19% for the prior quarter, and up from 8% for the second quarter of 2009.

Net loss for the quarter was $38.5 million as compared to $29.5 million in the prior quarter. On a non-GAAP basis, net loss for the quarter was $26.1 million as compared to a non-GAAP net loss of $23.8 million in the prior quarter, as improved gross margin was offset by increased spending on research and development and our rapid global expansion. Non-GAAP net loss excludes charges related to stock-based compensation and the change in fair value related to our outstanding warrants. A reconciliation of GAAP results to non-GAAP results is included below.

“We are very pleased to report higher gross margins and steady top-line growth, driven by our best quarter for new Roadster orders since the third quarter of 2008 and our growing powertrain activities,” said Elon Musk, CEO of Tesla Motors. “The Roadster is showing the world that it is possible to drive a beautifully designed, high-performance electric vehicle, underscoring Tesla’s technology leadership position.”

On July 1, 2010, Tesla introduced Roadster 2.5 with new styling and an upgraded interior, its fourth model in two years. Over 1,200 Roadsters are now driving in 28 countries with first sales in Canada, Japan and Hong Kong during the quarter. Customers have driven almost six million miles in their Roadsters as of July 31, 2010. Tesla opened three new stores during the quarter in Copenhagen, Zurich and Newport Beach. Leases have been signed for stores in Tokyo, Paris and Milan with openings scheduled later this year. The Odyssey of Pioneers World Tour, in partnership with Tag Heuer, arrived in the United States and continues to showcase the Tesla Roadster’s ability to travel and charge around the globe from the electric grid with ease. Twelve cities have been visited and almost 10,000 miles traveled.

The launch of the Model S in 2012 remains on track, with significant achievements in design, engineering and manufacturability during the quarter. “The engineering of the Model S continues at a rapid pace. We have completed the design of the Model S to a level of precision sufficient for us to release the CAD data to external suppliers. Laboratory testing of prototype powertrain components for the Model S has also been kicked-off,” Musk said. “Also, we announced an agreement to purchase an automobile manufacturing facility in Fremont, California from NUMMI that will become the future home of Model S production and gives us enough room to expand capacity to manufacture our next generation of electric vehicles.”

“We were especially pleased to have deepened our relationship with Daimler and established a new strategic relationship with Toyota during the quarter,” Musk continued. “We signed agreements with Daimler to develop battery packs and chargers for a pilot fleet of its A-class electric vehicles and with Toyota in July to initiate the development of an electric powertrain for Toyota RAV4 vehicles. In addition, Toyota joined Daimler as a significant investor in Tesla Motors with a purchase of $50 million of our common stock that closed concurrently with our recently completed initial public offering. We believe these relationships are strong endorsements of our industry-leading technology and electric powertrain systems.”

Business Highlights

•

The external design of the Model S has been finalized with the creation by the engineering team of a full vehicle 3D CAD package refined to typically +/- 5 mm. This level of precision has enabled the release of design to external parts suppliers.

•

Tesla announced an agreement to purchase an automotive manufacturing facility in Fremont, California, formerly owned by New United Motors Manufacturing, Inc. (NUMMI) for $42 million. The facility is approximately 20 miles from the Tesla headquarters in Palo Alto, California.

•	Most long lead items have already been sourced, including the 17” touch screen, instrument panel, seating, mechanical restraints, lighting systems, suspension, brakes, cells, HVAC, wheels and tires.

•	Prototypes of the Model S battery and powertrain components have been manufactured and are currently being tested in-house.

•	Tesla transitioned all of its powertrain manufacturing to its new corporate headquarters in Palo Alto, California.

•

Tesla delivered a record number of battery packs for the Daimler Smart fortwo electric vehicle and started delivering on the initial milestones for the development of the Daimler A-class electric vehicle.

•

Tesla entered into a strategic relationship with Toyota in which the companies agreed to cooperate in the development of electric vehicles. An agreement was entered into in July to initiate the development of an electric powertrain for the RAV4; prototypes are already being delivered. Toyota also invested $50 million in Tesla in a private placement that closed concurrent with Tesla’s initial public offering in July 2010.

•	Tesla Motors priced its initial public offering on June 28, 2010 and closed the offering on July 2, 2010, raising approximately $184 million, net of commissions and expenses.

•	Tesla hired Apple and Gap store veteran George Blankenship to head up its store design strategy and network.

Tesla will provide a live webcast of its second quarter 2010 financial results conference call beginning at 2:00 p.m. PDT on August 4, 2010 at www.ir.teslamotors.com. This webcast will also be available for replay for approximately two weeks thereafter.

About Tesla Motors

Tesla’s goal is to produce increasingly affordable electric cars to mainstream buyers – relentlessly driving down the cost of EVs. Palo Alto, California-based Tesla has delivered more than 1,200 Roadsters to customers in North America, Europe and Asia. Tesla designs, develops, manufactures and sells EVs and EV powertrain components. The Tesla Roadster accelerates faster than most sports cars yet produces no emissions.

Forward-Looking Statements

Certain statements in this press release, including statements relating to the progress Tesla is making with respect to the development of the Model S, the ability of Tesla to source parts and to produce vehicles at its future manufacturing facility in Fremont, California, Tesla’s relationships with strategic partners, and the benefits that may be derived from such strategic relationships, and planned store openings are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with consumers’ willingness to adopt electric vehicles and Tesla’s electric cars in particular; Tesla’s ability to fully draw down on its facility from the U.S. Department of Energy; risks associated with sales of the Tesla Roadster; Tesla’s ability to execute on its plans to develop, manufacture, market and sell the planned Model S electric vehicle; Tesla’s ability to reduce and adequately control the costs associated with operating its business; competition in the automotive market generally and the alternative fuel vehicle market in particular; Tesla’s ability to establish, maintain and strengthen the Tesla brand; the unavailability, reduction or elimination of governmental and economic incentives for electric vehicles; Tesla’s ability to establish, maintain and strengthen its relationships with strategic partners such as Daimler and Toyota; Tesla’s ability to execute on its plans for new store openings and other risks detailed in Tesla’s Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in its final prospectus relating to its initial public offering filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 29, 2010. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Information

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as stock-based compensation as well as the change in fair value related to Tesla’s convertible preferred stock warrant liability. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. In addition, Tesla believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided below.

Investor Relations Contact:

650-681-5050

ir@teslamotors.com

Press Contact:

Khobi Brooklyn

Tesla Motors

kbrooklyn@teslamotors.com

For additional information, please visit www.ir.teslamotors.com.

Tesla Motors, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues
Automotive sales	$23,971	$20,585	$26,945	$44,556	$47,831
Development services	4,434	227	—	4,661	—

Total revenues	28,405	20,812	26,945	49,217	47,831

Cost of revenues
Automotive sales	20,266	16,858	24,844	37,124	47,776
Development services	1,878	102	—	1,980	—

Total cost of revenues (1)	22,144	16,960	24,844	39,104	47,776

Gross profit	6,261	3,852	2,101	10,113	55
Operating expenses
Research and development (1)(2)	15,416	13,265	1,941	28,681	9,882
Selling, general and administrative (1)	22,207	16,585	8,247	38,792	14,854

Total operating expenses	37,623	29,850	10,188	67,473	24,736

Loss from operations	(31,362)	(25,998)	(8,087)	(57,360)	(24,681)
Interest income	47	48	29	95	45
Interest expense	(464)	(230)	(1,086)	(694)	(2,488)
Other income (expense), net	(6,729)	(3,221)	(1,715)	(9,950)	257

Loss before income taxes	(38,508)	(29,401)	(10,859)	(67,909)	(26,867)
Provision for income taxes	9	118	8	127	16

Net loss	$(38,517)	$(29,519)	$(10,867)	$(68,036)	$(26,883)

Net loss per common share, basic and diluted (3)	$(5.04)	$(4.04)	$(1.56)	$(9.10)	$(3.87)

Shares used in per share calculation, basic and diluted (3)	7,643	7,302	6,966	7,474	6,940

Notes:
(1) Includes stock-based compensation expense of the following for the periods presented:

Cost of revenues	$36	$42	$24	$78	$36
Research and development	551	281	86	832	126
Selling, general and administrative	5,528	3,064	43	8,592	81

Total stock-based compensation expense	$6,115	$3,387	$153	$9,502	$243

(2)	Research and development expenses for the three and six months ended June 30, 2009 are net of development compensation of $8.5 million.

(3)	On June 28, 2010, the Company’s registration statement on Form S-1 was declared effective for the initial public offering (IPO), pursuant to which the Company sold 11,880,600 shares of common stock. The IPO was completed on July 2, 2010. Concurrent with the closing of our IPO, the Company issued 2,941,176 shares of common stock to Toyota Motors Corporation in a private placement. As the IPO and private placement were completed subsequent to June 30, 2010, the number of shares used in calculating net loss per common share does not reflect these incremental shares.

Upon the completion of the IPO, all convertible preferred stock automatically converted into 70,226,844 shares of common stock. Additionally, 445,047 shares of common stock were issued upon the net exercise of all outstanding warrants, excluding the DOE warrant, which would otherwise have expired upon the completion of the IPO. As the IPO was completed subsequent to June 30, 2010, the number of shares used in calculating net loss per common share does not reflect these incremental shares.

Tesla Motors, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30, 2010	December 31, 2009
Assets
Cash and cash equivalents (1)	$47,304	$69,627
Accounts receivable	6,467	3,488
Inventory	29,518	23,222
Prepaid expenses and other current assets	6,745	4,222
Property and equipment, net	33,156	23,535
Restricted cash (1)	5,361	3,580
Other assets (2)	19,423	2,750

Total assets	$147,974	$130,424

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Accounts payable and accrued liabilities	$33,993	$29,618
Deferred revenue and development compensation	10,215	2,773
Reservation payments	26,246	26,048
Convertible preferred stock warrant liability (2)(3)(4)	16,709	1,734
Capital lease obligations	935	1,090
Long-term debt	45,419	—
Other long-term liabilities	5,007	3,459

Total liabilities	138,524	64,722
Convertible preferred stock (3)	319,225	319,225
Stockholders’ deficit (1)(2)(3)	(309,775)	(253,523)

Total liabilities, convertible preferred stock and stockholders’ deficit	$147,974	$130,424

Notes:

(1)	On June 28, 2010, the Company’s registration statement on Form S-1 was declared effective for the initial public offering (IPO), pursuant to which the Company sold 11,880,600 shares of common stock at a public offering price of $17.00 per share. The IPO was completed on July 2, 2010, at which time the Company received proceeds of $184.3 million from this transaction, net of underwriting discounts and commissions and other offering costs. Concurrent with the closing of our IPO, the Company received proceeds of $50.0 million from the issuance of 2,941,176 shares of common stock to Toyota Motors Corporation in a private placement. As required under the Department of Energy (DOE) loan facility, $100.0 million of the net proceeds were transferred to a restricted dedicated account. As the IPO and private placement were completed subsequent to June 30, 2010, cash and cash equivalents, restricted cash and stockholders’ deficit do not reflect these cash proceeds.

(2)	Other assets include IPO costs of approximately $4.5 million that will be reclassified to stockholders’ deficit subsequent to June 30, 2010, concurrent with the completion of the IPO. Other assets also include a $3.4 million deposit paid towards the purchase of manufacturing equipment and a non-refundable $3.0 million payment made to NUMMI upon entering into an agreement to purchase an existing automobile production facility located in Fremont, California. The purchase of the facility has not yet closed.

(3)	Upon the completion of the IPO, all convertible preferred stock automatically converted into 70,226,844 shares of common stock. Additionally, 445,047 shares of common stock were issued upon the net exercise of all outstanding warrants, excluding the DOE warrant, which would otherwise have expired upon the completion of the IPO. The convertible preferred stock and convertible preferred stock warrant liability, excluding the DOE warrant, will be reclassified to stockholders’ deficit subsequent to June 30, 2010, concurrent with the completion of the IPO.

(4)	Upon the completion of the IPO, the DOE convertible preferred stock warrant became a common stock warrant. This warrant will be reclassified from convertible preferred stock warrant liability to common stock warrant liability subsequent to June 30, 2010, concurrent with the completion of the IPO.

Tesla Motors, Inc.

Supplemental Consolidated Financial Information

(Unaudited)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Selected Cash Flow Information
Cash flows used in operating activities	$(17,862)	$(27,329)	$(12,166)	$(45,191)	$(28,329)
Cash flows used in investing activities	(10,073)	(9,379)	(4,108)	(19,452)	(5,010)
Cash flows provided by financing activities	13,694	28,627	55,229	42,321	74,762

Other Selected Financial Information
Capital expenditures	9,199	8,473	2,527	17,672	3,429
Depreciation and amortization	2,483	2,141	1,685	4,624	3,057

	June 30, 2010	March 31, 2010	December 31, 2009
Cash and Cash Equivalents
Cash and cash equivalents	$47,304	$61,546	$69,627

Tesla Motors, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Research and development expenses (GAAP)	$15,416	$13,265	$1,941	$28,681	$9,882
Stock-based compensation expense	(551)	(281)	(86)	(832)	(126)

Research and development expenses (Non-GAAP)	$14,865	$12,984	$1,855	$27,849	$9,756

Selling, general and administrative expenses (GAAP)	$22,207	$16,585	$8,247	$38,792	$14,854
Stock-based compensation expense	(5,528)	(3,064)	(43)	(8,592)	(81)

Selling, general and administrative expenses (Non-GAAP)	$16,679	$13,521	$8,204	$30,200	$14,773

Net loss (GAAP)	$(38,517)	$(29,519)	$(10,867)	$(68,036)	$(26,883)
Stock-based compensation expense	6,115	3,387	153	9,502	243
Change in fair value of warrant liabilities	6,349	2,332	25	8,681	98

Net loss (Non-GAAP)	$(26,053)	$(23,800)	$(10,689)	$(49,853)	$(26,542)

Net loss per common share, basic and diluted (GAAP)	$(5.04)	$(4.04)	$(1.56)	$(9.10)	$(3.87)
Stock-based compensation expense	0.80	0.46	0.02	1.27	0.03
Change in fair value of warrant liabilities	0.83	0.32	0.01	1.16	0.01

Net loss per common share, basic and diluted (Non-GAAP)	$(3.41)	$(3.26)	$(1.53)	$(6.67)	$(3.83)

Shares used in per share calculation, basic and diluted (GAAP and Non-GAAP)	7,643	7,302	6,966	7,474	6,940

Non-GAAP Financial Information

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as stock-based compensation as well as the change in fair value related to Tesla’s convertible preferred stock warrant liability. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. In addition, Tesla believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above.